EXHIBIT 4.5
                         REGISTRATION RIGHTS AGREEMENT

                                     among

                             INTELOGIC TRACE, INC.

                         FIDELITY CAPITAL & INCOME FUND

                                      and

                               SALVATORE CURIALE,
                       Superintendent of Insurance of the
                    State of New York, as Rehabilitator for
                           Executive Life Of New York

                          Dated as of December 8, 1994

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
SECTION 1.  Securities Subject to this Agreement ..........................    1

SECTION 2.  Registration ..................................................    1

SECTION 3.  Liquidated Damages ............................................    3

SECTION 4.  Registration Procedures .......................................    4

SECTION 5.  Registration Expenses .........................................    7

SECTION 6.  Indemnification; Contribution .................................    8
            (a) Indemnification by the Company ............................    8
            (b) Indemnification by Holders of Registrable Securities ......    8
            (c) Conduct of Indemnification Proceedings ....................    9
            (d) Contribution ..............................................   10

SECTION 7.  Rule 144A .....................................................   11

SECTION 8.  Miscellaneous .................................................   11
            (a) Remedies ..................................................   11
            (b) Additional Signatories ....................................   11
            (c) Amendments and Waivers ....................................   11
            (d) Notices ...................................................   11
            (e) Successors and Assigns ....................................   12
            (f) Counterparts ..............................................   13
            (g) Headings ..................................................   13
            (h) Governing Law .............................................   13
            (i) Severability ..............................................   13
            (j) Entire Agreement ..........................................   13

                                             i

               This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of December 8, 1994 among INTELOGIC TRACE, INC., a New York corporation (the "Company"), FIDELITY CAPITAL & INCOME FUND, a Massachusetts business trust ("Fidelity"), and SALVATORE CURIALE, Superintendent of Insurance of the State of New York, as rehabilitator for Executive Life of New York ("Executive Life"). Fidelity and Executive Life will own shares of the Common Stock, $.01 par value per share, of the Company (the "Common Shares") and shares of 10% Preferred Stock, $.01 par value, of the Company (the "Preferred Shares").

               The parties hereby agree as follows:

               SECTION 1. SECURITIES SUBJECT TO THIS AGREEMENT. The term "Registrable Securities" means the Common Shares and Preferred Shares (including any shares from time to time received from the Company in exchange therefor or as a result of dividends, splits or similar actions with respect to Registrable Securities) to be received by each of Fidelity and Executive Life and by any other holder of such Common Shares and Preferred Shares who becomes a signatory to this Agreement as contemplated by Section 8(b) of this Agreement (the "Holders" or a "Holder," or the "Sellers" or a "Seller") as of the effectiveness (the "Effective Date") of the restructuring of the Company's 11.99% Subordinated Debentures that were due July 15, 1996 pursuant to a plan of reorganization under chapter 11 of title 11 of the United States Code, which has been confirmed by Final Order entered on November 28, 1994 of the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, the court having jurisdiction over the Company's chapter 11 case. For convenience, unless the context otherwise indicates, the various agreements made herein with respect to Fidelity and Executive Life shall be deemed to be made on behalf of the respective Holders or Sellers, and references herein to "Signatories" shall include Fidelity, Executive Life and any other holder of Registrable Securities as of the Effective Date that becomes a party to this Agreement.

               SECTION 2.  REGISTRATION.

               (a) The Company shall (i) cause to be filed with the Securities and Exchange Commission (the "Commission") on or before February 6, 1994, a shelf Registration Statement on Form S-1 (the "Shelf Registration Statement") covering the Registrable Securities in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Sellers and set forth in the Shelf Registration Statement, (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission at the earliest possible time, but in no event later than March 8, 1994, and (iii) in connection with the foregoing, file (A) all pre-effective amendments to the Shelf Registration Statement as may be necessary in order to cause such Registration Statement to become effective, and (B) if applicable, a post-effective amendment to the Shelf Registration Statement pursuant to Rule 430A under the Act.

               (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Holders for a period of three years or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to such Registration Statement (in any such case, such period being called the "Shelf Registration Period").

               (c) In the event that, following the Shelf Registration Period, the Company shall receive from any Holder or Holders of Registrable Securities comprising not less than 5% of the issued and outstanding Common Shares or Preferred Shares, a written request that the Company effect the registration of Registrable Securities, the Company will (i) promptly, and in any event within 15 days, give written notice thereof to each other Holder, (ii) cause to be filed with the Commission as promptly as possible (and in any event within 60 days after the Company receives such request) a Registration Statement on Form S-1 (or on an alternative form if such alternative form is then authorized for the sale to the public of the Registrable Securities and such form would permit registration of the Registrable Securities for sale by or on behalf of the Holders) (each a "Registration Statement", which term shall include the Shelf Registration Statement) covering the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after receipt of the written notice by the Company pursuant to clause (i), relating to the offer or sale of Registrable Securities by the Holders in accordance with the methods of distribution elected by the Sellers and set forth in the Registration Statement,
(iii) use
                                       2

its best efforts to cause such Registration Statement to be declared effective by the Commission at the earliest possible time, and (iv) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, and (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act. The Company shall not be required to effect more than two registrations pursuant to this
Section 2(c). The Company may postpone for a reasonable period of time (not to exceed 30 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 2(c) if, at the time it receives a request for registration, the Board of Directors of the Company shall determine in good faith that such offering will interfere materially with a pending or contemplated financing, merger, sale of assets, recapitalization or other similar corporate action of the Company and the Company shall have furnished to the Holders seeking such registration a certificate signed by the President of the Company to that effect, accompanied by a certified copy of the relevant board resolutions.

               (d) SELECTION OF COUNSEL. The Holders of the Registrable Securities to be included in each Registration Statement shall select one counsel reasonably acceptable to the Company to represent their interests in connection with such offering. The reasonable expenses of such counsel to the Holders shall be borne by the Company.

               (e) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Registrable Securities may include any of its Registrable Securities in any Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with the Registration Statement or prospectus or preliminary prospectus included therein. No Holder of Registrable Securities shall be entitled to liquidated damages pursuant to Section 3 hereof unless and until such Holder shall have provided all such reasonably requested information.

               SECTION 3. LIQUIDATED DAMAGES. If (i) the Shelf Registration Statement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) the Shelf Registration Statement has not been declared effective by the Commission on or prior to the date specified for

                                       3

such effectiveness in this Agreement, or (iii) the Shelf Registration Statement is filed and declared effective but, during the period the Company is required to maintain its effectiveness, shall thereafter cease to be effective or fail to be usable for its intended purpose (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company agrees to pay liquidated damages to the Holders of Registrable Securities in an amount equal to $5,000 per week, apportioned ratably among such Holders based on the number of Common Shares held by each such Holder, for each week or portion thereof that the Registration Default continues. All accrued liquidated damages shall be paid to the Holders of Registrable Securities by the Company by wire transfer of, or check of, immediately available funds, on the first business day of each month following a Registration Default. Following the cure of all Registration Defaults relating to any particular Registrable Securities, the accrual of liquidated damages with respect to such Registrable Securities will cease.

               SECTION 4. REGISTRATION PROCEDURES. In connection with any Registration Statement to be filed pursuant to Section 2 of this Agreement, the Company will as expeditiously as possible:

               (a) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective (i) in the case of the Shelf Registration Statement, for the Shelf Registration Period, and (ii) in the case of each other Registration Statement, for at least 180 days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold), and comply with the provisions of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to it with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement during such period;

               (b) furnish to each Signatory, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, as soon as such documents become available to the Company, and such number of conformed copies thereof and such number of copies of the prospectus (including any preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Signatory may reasonably request as soon as such documents become available to the Company in order to facilitate the disposition of the Registrable Securities being sold by each
                                       4

Seller (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each Seller of such Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

               (c) on or prior to the effective date of the Registration Statement, or thereafter if necessary, use its best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as each Signatory reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable each Seller to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Seller; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, or (ii) subject itself to general taxation in any such jurisdiction;

               (d) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Sellers to consummate the disposition of such Registrable Securities;

               (e) notify each Signatory at any time while the Registration Statement is required to be effective under paragraph (a) above of the happening of any event which results in the Prospectus containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (f) enter into customary agreements and make such representations and warranties to the Sellers of Registrable Securities as in form, substance and scope are customarily made by issuers to selling securityholders and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                                       5

               (g) in connection with any underwritten offering, enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by the Company, provisions regarding the delivery of opinions of counsel for the Company and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreement for similar offerings (and, at the request of any Holder of Registrable Securities that are to be distributed by such underwriter(s), any or all (as requested by such Holder) of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holder);

               (h) make available for inspection during regular business hours by Fidelity and Executive Life and any attorney, accountant or other agent retained by them and their attorneys and agents (collectively, the "Inspectors"), all financial and other records, corporate documents, books and records, questionnaires, agreements, properties of the Company and other information (collectively, the "Records") as shall be reasonably requested to enable them to exercise "due diligence," and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Registration Statement;

               (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, earnings statements which need not be audited, covering a period of twelve months beginning after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Act;

               (j) notify each Signatory of any stop order or other suspension of effectiveness of the Registration Statement;

               (k) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

               (l) use its best efforts to cause the Registrable Securities to be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system

                                       6

on which a listing for Common Shares or Preferred Shares is maintained; and

               (m) cooperate with the Sellers of Registrable Securities to facilitate the timely preparation and delivery of certificates representing securities to be sold under the Registration Statement (which certificates shall be in DTC- eligible form) and enable such securities to be in such denominations and registered in such names as such Sellers may request.

               The Company may require each Seller of Registrable Securities as to which any registration is being effected to furnish to the Company information regarding the distribution of such securities and such other information relating to the Seller and its ownership of Registrable Securities as the Company may from time to time reasonably request for inclusion in the Registration Statement

               Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(e) hereof and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company), all copies, other than permanent file copies then in such Holder's possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

               SECTION 5. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with Section 2 of this Agreement including, without limitation, all registration and filing fees, and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), printing costs, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit required by or incident to such performance), liability insurance for claims under the Act and the Exchange Act (it being understood that the Company has no

                                       7

obligation to obtain such insurance), fees and expenses of counsel for the Sellers under Section 2(d) above and the fees and expenses of any special experts retained by the Company in connection with such registration (all such expenses being herein called "Registration Expenses") shall be borne by the Company; PROVIDED, HOWEVER, that in no event shall Registration Expenses include any discounts, commissions or underwriting fees attributable to the sale of the Registrable Securities.

               SECTION 6.  INDEMNIFICATION; CONTRIBUTION.

               (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the full extent permitted by law, each participating Holder of Registrable Securities, its officers, directors, partners, employees and agents and each person or entity that controls such Holder (within the meaning of the Act), and any investment advisor thereof or agent therefor (collectively, the "Indemnified Holders") against all losses, claims, damages, liabilities and expenses (including reasonable out-of-pocket costs of investigation and reasonable legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they are made) not misleading; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement or prospectus, or such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any of the Holders specifically for use in the preparation thereof. This indemnity is in addition to any liability which the Company may otherwise have. The Company will also indemnify any selling brokers, dealer managers and similar securities industry professionals participating in the distribution and their officers and directors and each person who controls such persons or entities (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

               (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each
                                       8

such Holder will furnish to the Company, in writing, such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with such Registration Statement or any prospectus included therein and agrees to indemnify, to the extent permitted by law, the Company, its directors, officers, employees and agents and each person or entity that controls the Company (within the meaning of the Act), and any investment advisor thereof or agent therefor against any losses, claims, damages, liabilities and expenses (including reasonable out-of-pocket costs of investigation and reasonable legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or prospectus or any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or should have been contained in any information or affidavit with respect to such Holder so furnished in writing by such Holder expressly for inclusion in such Registration Statement; PROVIDED, HOWEVER, that the obligation of such Holder under this Section 6 shall in no event exceed the proceeds received by such Holder upon the sale of the Registrable Securities in the offering covered by such Registration Statement.

               (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person or entity entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person or entity of any written notice of the commencement of any action, suit or proceeding against such person or entity or investigation thereof for which such person or entity will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest exists between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one lead counsel with respect to such claim (plus local counsel fees, if required), unless in the reasonable judgment of counsel to such indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such

                                       9

additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

               (d) CONTRIBUTION. If the indemnification provided for in this
Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein by reason other than that set forth in the proviso at the end of the first sentence of Section 6(a) hereof, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions or inactions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

               The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

               If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.
                                       10

               SECTION 7.  RULE 144A.

               The Company hereby agrees with each Signatory, for so long as any Registrable Securities remain outstanding, to make available to any Signatory or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Signatory or beneficial owner, the information required by Rule 144(d)(4) under the Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

               SECTION 8.  MISCELLANEOUS.

               (a) REMEDIES. Each party hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (b) ADDITIONAL SIGNATORIES. If the Company determines that any persons, other than the original signatories hereto, who are to receive Common Shares or Preferred Shares as of the Effective Date may be deemed to be underwriters within the meaning of the Act with respect to such securities, upon the written consent of Fidelity and Executive Life such persons may become additional Signatories to the Agreement and their Shares shall be deemed to be Registrable Securities.

               (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers and consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the Registrable Securities.

               (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made by telecopy (followed by registered first-class mail or overnight courier delivery of a hard-copy), by overnight courier or by hand- delivery:

                   (i)  if to the Company, at:

                        Turtle Creek Tower I
                        P.O. Box 400044

                                       11

                        San Antonio, Texas 78229-8415
                        Attention:  Philip Freeman, Esq.
                        Telecopy:  (210) 593-2201

                        with a copy to:

                        Cox & Smith Incorporated
                        1120 E. Pecan Street
                        Suite 1800
                        San Antonio, Texas  78205
                        Attention:  James B. Smith, Jr., Esq.
                        Telecopy:  (210) 226-8395

                   (ii) if to Fidelity, at:

                        82 Devonshire Street
                        Boston, Massachusetts 02109
                        Attention:  Judy K. Mencher, Esq.
                        Telecopy:  (617) 476-7774

                        with a copy to:

                        Weil, Gotshal & Manges
                        767 Fifth Avenue
                        New York, New York 10153

                        Attention:  Bruce R. Zirinsky, Esq.
                        Telecopy:  (212) 310-8007; and

                  (iii) if to Executive Life, at:

                        123 William Street
                        New York, New York 10038
                        Attention:  Kevin Foley
                        Telecopy:

               (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment, subsequent Holders of the Registrable Securities; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities from such Holder.

                                       12

               (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

               (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                       13

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         INTELOGIC TRACE, INC.

                                         By:        PHILIP D. FREEMAN
                                             Name:  Philip D. Freeman
                                             Title:    Secretary


                                         FIDELITY CAPITAL & INCOME FUND

                                         By:         JOHN H. COSTELLO
                                             Name:   John H. Costello
                                             Title: Assistant Treasurer


                                          SALVATORE CURIALE,
                                          Superintendent of Insurance
                                          of the State of New York, as
                                          Rehabilitator for Executive
                                          Life of New York

                                          By:        RICHARD J. LINDQUIST
                                              Name:  Richard J. Lindquist
                                              Title:  Managing Director,
                                                     First Boston Investment
                                                     Management Corporation